EXHIBIT 10.15                                                  [GRAPHIC OMITTED]








October 20, 2006



John H. Shaw III
President & Co-Chairman
Legend Merchant Group, Inc.
30 Broad Street, 38th Floor
New York, NY 10004

RE:   Private Placement of Securities for QuantRx Biomedical Corporation

This binding letter of intent confirms our understanding that QuantRx Biomedical Corporation (or the company) has engaged Legend Merchant Group, Inc., a licensed broker/dealer, to act as a "non-exclusive" selling dealer of the Company ("Selling Dealer") in connection with a best efforts private placement offering of the Company's Common Stock and Warrants (the "Placement"). This letter will confirm our acceptance and set Forth the terms of the engagement agreed to between Legend Merchant Group and the Company.

      1. Information. In connection with the Selling Dealer's activities hereunder, the Company will furnish Legend Merchant Group with all material and information regarding the business and financial condition of the Company, including but not limited to last three years financial statements, financial projections, material contracts, all documents evidencing indebtedness, sales and marketing plans, labor and executive compensation agreements, environmental matters, tax matters, intellectual property matters, litigation matters and such other data, information or files that may be material to the business of the Company or otherwise requested by Legend Merchant Group (the "Information"). The Company will cooperate with Legend Merchant Group in furnishing all information as may be requested by Legend Merchant Group from time to time and will provide access to the officers, directors, employees, accountants, counsel and other professionals of the Company to the extent Legend Merchant Group deems appropriate. The Company represents and warrants that all Information, including but not limited to the Company's financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596
state a material fact necessary in order to make the statements therein not misleading. The Company recognizes and confirms that the non-exclusive Selling
Dealer: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Company's financial advisor and selling dealer to transmit to any prospective investor a copy or copies, forms of purchase agreements and any other legal documentation supplied to the Selling Dealer for transmission to any prospective investor by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Selling Dealer's services hereunder or any transaction contemplated hereby; (iii) does nor assume responsibility for the accuracy or completeness of the Information and such other information; (iv) will not make an appraisal of any assets of the Company; and (v) retains the right to continue to perform due diligence during the course of the engagement. Accordingly, the Company agrees that Legend Merchant Group assumes no responsibility for the accuracy and completeness of the Information. The Selling Dealer agrees to keep the Information confidential and will not make use thereof, except in connection with services hereunder for the Company, unless; (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body in which event the Selling Dealer will provide the Company with reasonable advance notice of such proposed disclosure; (ii) any Information is or becomes generally available to the public; or (iii) any Information was or becomes available to the Selling Dealer on a non-confidential basis from a source other than the Company or any of its representatives.

      2. Compensation. As compensation for services rendered and to be rendered hereunder by Legend Merchant Group, the Company agrees to pay Legend Merchant Group as follows:

                  a) An amount in cash equal to eight percent (8%) of the principal amount of any Placement placed and/or committed by any investor originating from a relationship with the Company and payable at the time of each closing of the Financing ("Placement Fee").

                  b) The Company will issue to Legend Merchant Group warrants to purchase shares of the Company's Common Stock equal to ten percent (10%) of the number of common shares ("Shares") issued in the Placement. Such Warrants will be issued pursuant to a Warrant Agreement to be signed by the Company and Legend Merchant Group or any assignee of Legend Merchant Group, which agreement shall provide, among other things, that the Warrants shall be exercisable at an exercise price equal to the price at which the Shares are sold to investors in the Placement, shall expire seven (7) years from the date of first closing, include registration rights at the time that all shares issued in his Placement are registered, and such other terms as are normal and customary for Warrants of this type.


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

                  c) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twelve (12) month anniversary of the final closing of the Placement, the Company enters into a definitive commitment relating to a Placement (or any portion thereof), capital raise, or consummates a Placement with any party, or the Company enters into a definitive commitment relating to a Placement (or any portion thereof) with any financing source introduced to the Company by Legend Merchant Group, the Company agrees to pay Legend Merchant Group all such compensation pursuant to the rams of Section 2 "Compensation" of this Agreement.

      3. Certain Placement Procedures. The Company and the Selling Dealer each represents to the other that it has not taken, and the Company and the Selling Dealer each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act). In effecting the Placement, the Company and the Selling Dealer each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Placement shall be deemed also to be made to the Selling Dealer for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any investors in the Placement also to be addressed and delivered to the Selling Dealer, or so cause such counsel to deliver to the Selling Dealer a letter authorizing it to rely upon such opinion. Upon completion of the Placement, all shares placed by the Selling Dealer will be deposited into a Legend Merchant Group client account for the benefit of each investor.

      4. Termination. Survival Of Provisions. This Agreement may be terminated by the Selling Dealer or the Company at any time upon ten (10) days prior written notice to the other party, provided, however, that (a) any termination or completion of Legend Merchant Group's engagement hereunder shall not affect the Company's obligation to indemnify Legend Merchant Group as provided in the separate letter agreement referred to above and (b) any termination by the Company of Legend Merchant Group's engagement hereunder shall not affect the Company's obligation to pay fees to the extent provided for in
Section 2(c) herein, and any unpaid amounts thereunder shall be accelerated and be immediately due and payable to Legend Merchant Group on the termination date; and (c) any termination by Legend Merchant Group of Legend Merchant Group's engagement hereunder shall not affect the Company's obligation to pay fees and reimburse the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due the Selling Dealer, shall be paid to the Selling Dealer on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 2 "Compensation" hereof).


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

      5. Governing Law; Amendment; Headings. This Agreement and all controversies arising from and relating to performance under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflicts of laws. This Agreement may not be modified or amended except in writing duly executed by the parties hereto. The section headings in this Agreement have been inserted as a matter of Convenience of reference and are not part of this Agreement

      6. Nondisclosure Of Confidential Information. Legend Merchant Group and the Company mutually agree that they will not disclose any confidential information received from the other party to others except with the written permission of the other party or as such disclosure may be required by law. Legend Merchant Group has been retained under this agreement as an independent contractor with duties owed solely to the Company. The advice, written or oral, rendered by Legend Merchant Group pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to Legend Merchant Group be made by the Company, without the prior written consent of Legend Merchant Group, which consent shall not be unreasonably withheld.

      7. Successors And Assigns. The benefits of this Agreement shall inure to the parities hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither the Selling Dealer nor the Company shall assign to an unaffiliated third party any of its obligations hereunder.

      8. Press Announcement. The Company agrees that Legend Merchant Group shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

      9. Expenses. The Company will pay all of its costs relating to the Placement contemplated hereby, including, without limitation, audit expenses, issuance costs and taxes, counsel fees for the preparation of the Offering Documents, filing fees and disbursements of counsel relating to the qualification of the offered securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the offered securities under sate blue sky laws. To the extent required by law, the Company shall qualify the offered securities for offer and sale in those jurisdictions designated by Legend Merchant Group. The Company's counsel shall be responsible for state blue sky securities laws compliance by the Company.


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

      10.  Conditions Of The Obligations Of Legend Merchant Group.

                  The obligations of Legend Merchant Group to act as agent hereunder, to find purchasers for the Placement, and to attend and to deliver documents at Closing shall be subject to the Thflowlng conditions;

                  (a) Between the date hereof and Closing, the Company and its subsidiaries shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially affects the business or property of the Company and its subsidiaries, whether or not such loss is covered by insurance.

                  (b) Between the dare hereof and Closing, there shall be no litigation instituted or threatened against the Company or any subsidiary (other than as set forth in the Offering Document) and there shall be no proceeding instituted or threatened before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign. wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Company.

                  (c) Except as contemplated herein or as set forth in the Offering Document, during the period subsequent to the date hereof and prior to Closing, the Company and each subsidiary: (i) shall have conducted its business in the usual and ordinary manner as the saint was being conducted on the date hereof, and (ii) except in the ordinary course of its business, the Company and each subsidiary shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise, or in its working capital position. At Closing, the capitalization of the Company shall be substantially the same as set forth in the Offering Document.

                  (d) The authorization for the issuance and delivery of the offered securities in the Placement and the Offering Document and related materials, and for the execution and delivery of this Agreement, and all other legal matters incident thereto, shall be reasonably satisfactory in all respects to counsel for Legend Merchant Group.

                  (e) The representations and warranties of the Company made in this Agreement or in any document or certificate delivered to Legend Merchant Group pursuant hereto shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties have been made on and as of the Closing.


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

                  f) The Company shall have performed and complied in all material respects with all covenants, terms and agreements to be performed and complied with by the Company on or before the Closing.

                  (g) The Company shall have provided such certificates as Legend Merchant Group shall reasonably request.

                  (h) The Company and its President shall provide certificates to Legend Merchant Group certifying that the proceeds of the Placement will be used in accordance with the uses designated in "Use of Proceeds" in the Offering Document.

                  (i) The Company shall have furnished a "Cold Comfort" letter on and as of the Closing, in each case describing procedures carried out to a date within five (5) days of the date of the letter, from independent public accountants for the Company, substantially in the form approved by Legend Merchant Group.

      11.  Indemnification

                  (a) The Company agrees to indemnify and hold harmless LEGEND MERCHANT GROUP and each person, if any, who controls LEGEND MERCHANT GROUP within the meaning of the 1933 Act or the 1934 Act (together. the "Acts"), the LEGEND MERCHANT GROUP'S affiliated entities, partners, employees, legal counsel and agents (the "DJ Indemnified Parties") against any losses, claims, damages, obligations, penalties. judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), joint or several, to which LEGEND MERCHANT GROUP or such person may be subject, under the Acts or otherwise. including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or nor in connection with litigation in which the LEGEND MERCHANT GROUP is a party), directly or Indirectly, caused by, relating to, based upon, arising out of. or in connection with (1) the violation or breach of any representation, warranty or covenant or agreement of the Company set forth in this Agreement or in any instrument, document, agreement or certificate delivered by the Company In connection herewith; (ii) any untrue statement or omission or any alleged untie statement or omission in the Offering Document or selling material, excluding information contained in or omitted from the Offering Document or selling material in reliance upon, and in conformity with, information furnished to the Company by LEGEND MERCHANT GROUP or any Participating Broker-Dealer specifically for use in preparation of the Offering Document or selling material, as the case may be; (iii) any information provided by or on behalf of Company in order to qualify or exempt the Offered Securities for sale in any jurisdiction, or (iv) the failure of the Company to comply with the provisions of the Acts and the regulations thereunder, including


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

Regulation D; and will reimburse the Di Indemnified Parties for any legal or other expenses reasonably incurred by the DJ Indemnified Parties in connection with investigation of or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that the Company shall not be required to indemnify the LMD Indemnified Parties for any payment made to any claimant in settlement of any suitor claim unless such payment is agreed to by the Company (which agreement shall nor be unreasonably withheld) or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by LEGEND MERCHANT GROUP or on LEGEND MERCHANT GROUP'S behalf shall survive consummation of the sale of the Offered Securities hereunder and shall be in addition to any liability which the Company may otherwise have.

           (b) LEGEND MERCHANT GROUP agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Acts, Company's affiliated entities, painters, employees, legal counsel and agents (the "Company Indemnified Parties") against any losses, claims, expenses, damages or liabilities (or actions in respect thereof), joint or several, to which the Company Indemnified Parties or any such controlling person may become subject, under the Acts or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or omission or any alleged untrue statement or omission in the Offering Document contained in or omitted from the Offering Document in reliance upon, and in conformity with, information furnished cc the Company by LEGEND MERCHANT GROUP or any Participating Broker-Dealer or either of them specifically for use in preparation of the Offering Document or selling material, as the case may be; and will reimburse the Company indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, expense, damage, liability, (or actions in respect thereof); provided, however, that LEGEND MERCHANT GROUP shall not be required to indemnify the Company Indemnified Parties for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by a court having jurisdiction over the controversy or LEGEND MERCHANT GROUP agrees to such settlement (which agreement shall not be unreasonably withheld): and provided further that LEGEND MERCHANT GROUP shall not be liable under this Section 11(b) for any losses, claims, expenses, damages or liabilities arising out of any act or failure to act on the part of any other person except LEGEND MERCHANT GROUP, its partners, employees and agents (including registered representatives) or any Participating Broker-Dealer. This indemnity agreement shall remain in full force anti effect notwithstanding any investigation made by or on behalf of the Company and shall survive consummation of the sale of the Offered Securities hereunder and the termination of this Agreement, and shall be in addition to any liability which LEGEND MERCHANT GROUP may otherwise have. Notwithstanding the foregoing, in no event shall the amount that the LEGEND


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

     MERCHANT GROUP is required to indemnify the Company Indemnified Parties, exceed in the aggregate the compensation received by the LEGEND MERCHANT GROUP hereunder, except in the case of fraud on the part of the LEGEND MERCHANT GROUP.

            (c) The indemnified party shall notify the indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of any and all claims which have been served upon the indemnified party. In case any action is brought against any indemnified party upon any such claim, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and other indemnified parties who are defendants in such action; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which circumstances such expenses shall be borne by the indemnifying party.

      12. Counterparts for the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the annie Agreement,


                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596

      If the terms of our engagement as set forth in this letter are satisfactory to you, please sign and date the enclosed copy of this letter and indemnification form and send back to us. If this agreement is not executed by both parties within five (5) days from its date, it shall cease to be a valid offer to assist and represent the Company.

                                    Very truly yours,




                           By:      /s/ John H. Shaw III
                                    --------------------------------------------
                                    John H. Shaw III
                                    President & Co-Chairman
                                    Legend Merchant Group



ACCEPTED AND AGREED TO: as of the date hereof _____________, 2006

                                    For:



                           By:      /s/ Walter Witoshkin
                                    --------------------------------------------
                                    Walter Witoshkin
                                    Chief Executive Officer
                                    QuantRx Biomedical




                         QUANTRX BIOMEDICAL CORPORATION
      100 SOUTH MAIN STREET / SUITE 300 - DOYLESTOWN / PENNSYLVANIA - 18901
                      TEL: 267-880-1595 / FAX: 267-880-1596